UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2016

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-195292	46-1140492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Home2 Suites Hotel Portfolio

On August 2, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), through LVP H2S Salt Lake City LLC (“LVP H2S Salt Lake City”) and LVP H2S Seattle LLC (“LVP H2S Seattle”), both subsidiaries of Lightstone Value Plus REIT III LP, the Company’s operating partnership, entered into Assignment and Assumption of Purchase and Sale Agreements (the “Assignments”) with Lightstone Acquisitions VI LLC (the “Assignor”), an affiliate of the Company’s sponsor, the Lightstone Group.  Under the terms of the Assignments, LVP H2S Seattle and LVP H2S Salt Lake City were assigned the rights and assumed the obligations of the Assignor with respect to certain Purchase and Sale Agreements (the “Purchase Agreements”), dated May 9, 2016, as amended, made between the Assignor, as the purchaser, and Widewaters Hotels, LLC (the “Seller”) as the seller, whereby the Assignor contracted to purchase (i) a 139-room select service hotel located in Tukwila, Washington (the “Home2 Suites – Tukwila”) and (ii) a 125-room select service hotel located in Salt Lake City, Utah (the “Home2 Suites – Salt Lake” and collectively the “Home2 Suites Hotel Portfolio”) pursuant to existing franchise agreements with Hilton Franchise Holding LLC (“Hilton”).

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for additional information.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 2, 2016, the Company, through LVP H2S Salt Lake City and LVP H2S Seattle, completed the acquisition of the Home2 Suites Hotel Portfolio from the Seller, an unrelated third party, for approximately $47.3 million, excluding closing and other acquisition related costs. The acquisition was funded with proceeds from the Company’s ongoing initial public offering. In connection with the acquisition, the Company’s advisor received an acquisition fee equal to 1.0% of the aggregate purchase price of $47.3 million, or approximately $473,000.

The capitalization rate for the acquisition of the Home2 Suites Hotel Portfolio was approximately 8.4%. The Company calculates the capitalization rate for a real property by dividing the net operating income (“NOI”) of the property by the purchase price of the property, excluding costs.  For purposes of this calculation, net operating income was determined using the projected or budgeted net operating income of the property based upon then-current projections. Additionally, NOI is all gross revenues from the property less all operating expenses, including property taxes and management fees but excluding depreciation.

The Home2 Suites - Seattle was built in 2015 and the Home2 Suites - Salt Lake City was built in 2013. The Company believes that the Home2 Suites - Salt Lake City and the Home2 Suites - Seattle are both favorably located and are subject to competition from similar properties within their market areas, and their economic performances could be affected by changes in local economic conditions.

The Company established a separate taxable REIT subsidiary, or TRS, for both the Home2 Suites - Salt Lake City and the Home2 Suites - Seattle which have each entered into operating lease agreements for each respective hotel.  Each TRS entered into a separate management agreement with an unrelated third party management company for the management of the respective hotel and a franchise agreement (the “Franchise Agreement”) with Hilton, pursuant to which each hotel will continue to operate as a “Home2 Suites by Hilton,” commencing on August 2, 2016 through 2034.

Item 9.01	Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements required by this item are not being filed herewith.  To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: August 6, 2016	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

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